Exhibit 99.(10)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Financial highlights” in the Prospectuses and “Complete and partial portfolio holdings-arrangements to disclose to Service Providers, Fiduciaries and Other Third Parties,” “Independent registered public accounting firm” and “Financial statements” in the Statement of Additional Information and to the use of our report dated September 29, 2015, with respect to the financial statements of PACE Money Market Investments, PACE Mortgage-Backed Securities Fixed Income Investments, PACE Intermediate Fixed Income Investments, PACE Strategic Fixed Income Investments, PACE Municipal Fixed Income Investments, PACE International Fixed Income Investments, PACE High Yield Investments, PACE Large Co Value Equity Investments, PACE Large Co Growth Equity Investments, PACE Small/Medium Co Value Equity Investments, PACE Small/Medium Co Growth Equity Investments, PACE International Equity Investments, PACE International Emerging Markets Equity Investments, PACE Global Real Estate Securities Investments and PACE Alternative Strategies Investments, each a series of PACE Select Advisors Trust, for the year ended July 31, 2015 which is incorporated by reference in Amendment No. 48 to the Registration Statement (Form N-1A Nos. 33-87254 and 811-08764) of PACE Select Advisors Trust.

/s/ ERNST & YOUNG LLP

New York, New York

November 24, 2015